Exhibit 10.1
MANAGEMENT SERVICES AGREEMENT
     This Management Services Agreement (the “Agreement”) is dated as of February 8, 2008, between Sunair Services Corporation, a Florida corporation (the “Company”) and RPC Financial Advisors, LLC, a Florida limited liability company (the “Manager”).
W I T N E S S E T H
     WHEREAS, the Company has agreed to enter into this Agreement, which will supersede the existing Manager Services Agreement between the Company and the Manager, pursuant to which the Manager will provide certain Management Services to the Company as defined herein below.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:
     1. Management Services. Subject to the oversight and review by the Company’s Board of Directors (the “Board”), the Manager hereby agrees to provide the Company with the following management services (the “Management Services”):
          (a) establishing certain office, accounting and administrative procedures;
          (b) assisting the Company in trying to obtain financing relating to business operations and acquisitions;
          (c) helping the Company in developing and implementing advertising, promotional and marketing programs;
          (d) advising the Company with respect to securities matters as well as future acquisitions and dispositions and providing assistance with respect to investor relations and SEC reporting obligations;
          (e) assisting the Company in developing tax planning strategies;
          (f) formulating risk management policies;
          (g) assisting the Company and its Board of Directors in the development of the strategic plan for the Company and providing a quarterly report to the Board of Directors with respect to the plan;
          (h) assisting the Company in connection with the sale of the Company or a substantial portion of the assets of the Company in the event the Board determines it is in the best interests of the Company to do so; and
          (i) providing such other services as may be reasonably requested by the Company and may be agreed to by the Manager.

     2. Standard of Care. Manager hereby covenants with the Company to:
          (a) perform or take (or cause to be performed or taken) its functions, responsibilities and duties hereunder in a professional, competent and efficient manner;
          (b) carry out its duties as Manager fairly, honestly, in good faith and in the best interests of the Company;
          (c) exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in comparable circumstances; and
          (d) perform the Management Services to the satisfaction of the Company and give the Company full and prompt cooperation in the performance of all aspects of the Management Services.
     3. Management Fee and Reimbursement of Costs.
          (a) Monthly Management Fee. During the term of this Agreement, the Company shall pay the Manager a monthly management fee in an amount equal to one percent (1%) of the monthly gross revenues of the Company (the “Management Fee”). The Management Fee shall begin on the date of this Agreement. The Management Fee shall be payable in arrears as follows: On the first day of each month, the Company shall pay to Manager on account of the prior month one percent (1%) of the average monthly gross revenue of the Company for the preceding fiscal quarter (thus, the calculation is made four (4) times a year). The Management Fee for any partial month shall be prorated based on the number of days in such month. Within sixty (60) days after the end of each fiscal year, the Company shall calculate total gross revenue for the period subject to the Management Fee during such fiscal year and do a true-up so that the total payments to the Manager equaled one percent (1%) of the gross revenues for such period. The Manager or the Company, as the case may be, will promptly make the appropriate true-up payment to the other party.
          (b) Reimbursement of Costs. The Manager shall be reimbursed for all reasonable out-of-pocket costs, fees or expenses incurred, or expenditures made in connection with the performance by the Manager of its duties under this Agreement.
     4. Transaction Fee. Upon the occurrence of a Transaction, the Manager shall receive a fee (the “Transaction Fee”) equal to two percent (2%) of the Aggregate Consideration. The Transaction Fee shall be payable promptly upon the occurrence of the Transaction. The term “Transaction” shall include the sale through merger, exchange, or sale of all or substantially all of the assets, business or securities of the Company in a single or series of related transactions, the change of control of the Company, as well as any recapitalization of the Company, infusion of additional equity into the Company, going private of the Company or other extraordinary dividend of cash, securities or other assets to the securities holders of the Company.
          (a) The term “Aggregate Consideration” shall mean the total amount of cash, and the fair market value (as mutually determined by the Company and Manager on the date of payment) of all securities or other property paid or payable directly or indirectly to the

Shareholders in connection with a Transaction or a transaction related thereto as well as any indebtedness owed by the Company at such date. Aggregate Consideration shall include, but is not limited to, the fair market value of (i) equity securities or interests, including warrants, options, and stock appreciation rights, whether or not vested or issued at Closing; (ii) straight or convertible debt instruments or other obligations (including, without limitation, financing in the form of notes or otherwise provided by the Shareholders), whether or not issued or paid at Closing; (iii) lease interests and purchase options; or (iv) amounts paid as extraordinary dividends or other compensation paid to the Shareholders in connection with a Transaction. In the event that the Aggregate Consideration includes securities, the value of which is not readily ascertainable, the value of such securities shall be as set forth in the documents evidencing the Transaction, or if not value is set forth therein, as mutually determined by the Company and Manager;
          (b) Except as set forth in clause (a) above, if any part of the Aggregate Consideration includes future payments or earnings or is subject to post-closing adjustments (“Future Proceeds”), that amount shall be included as part of the Aggregate Consideration.
          (c) If the Transaction provides for the transfer of only part of the assets of the Company and the retention of other assets (including, but not limited to, cash, cash equivalents, investments, inventories, and receivables) which, after the payment of creditors, are to be distributed to securities holders pursuant to a plan of liquidation, such retained assets shall nevertheless be deemed to be a part of the Aggregate Consideration, as follows: (i) with respect to investments, in an amount to the market value of such investments (ii) with respect to inventories and receivables, in an amount equal to the book value thereof; and (iii) with respect to any other assets, in a reasonable amount determined by the parties.
          (d) If in connection with an infusion of additional equity into the Company a fee is paid to an additional investment banker, the Transaction Fee should be the greater of one percent (1%) or an amount not to exceed two percent (2%) which when added to the fee paid to the additional investment banker shall not exceed the customary fee charged in connection with the raising of additional equity.
          (e) If a Transaction occurs which was initiated within twelve (12) months from the termination of this Agreement, the Transaction Fee will be paid to the Manager.
     5. Other Interests and Conflicts. The parties recognize that certain officers and directors of the Manager will also serve as directors of the Company. The Manager is engaged directly and through its affiliates in various investment-related businesses. Nothing in this Agreement is intended to preclude the Manager and its affiliates from engaging in or possessing an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created, including the acquisition, management, operation and sale of businesses similar to the business of the Company.

     6. Indemnification.
          (a) The Company (the “Indemnifying Party”) agrees to indemnify and hold harmless Manager and each of its affiliates, members, partners, officers, agents and the employees of each of them (each an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against all losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding by any person to which any Indemnified Party may become liable which is related to or arises out of the performance of the services to be provided hereunder (specifically excluding indemnification from all losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding related to or arising out of any services or acts of Manager prior to the date hereof), and will reimburse any Indemnified Party for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by such Indemnified Party in connection with investigating or defending any such claim. Each Indemnifying Party further agrees that the indemnification and reimbursement commitments herein shall apply whether or not such Indemnified Party is a formal party to any such lawsuit, claim or other proceedings. The foregoing provision is expressly intended to cover reimbursement of reasonable legal and other expenses incurred in a deposition or other discovery proceeding.
          (b) Notwithstanding the foregoing, the Indemnifying Party shall not be liable to any Indemnified Party (i) in respect of any loss, claim, damage, liability or expense to an Indemnified Party to the extent the same is determined, in a final judgment by a court having jurisdiction, to have resulted from the gross negligence or willful misconduct of any Indemnified Party or any material breach by any Indemnified Party of its obligations under this Agreement, provided, however, that if the Indemnified Party settles or consents to a settlement of any matter prior to such final judgment but after a judgment finding the enumerated conduct, then the Indemnifying Party shall not be liable to the Indemnified Party, or (ii) for any settlement effected by such Indemnified Party without the written consent of such Indemnifying Party, which consent shall not be unreasonably withheld.
     7. Term and Termination.
          (a) Term. This Agreement shall commence as of the date hereof and shall continue for an initial term of three (3) years. At the end of the initial three-year period, this Agreement shall be automatically renewed for successive one (1) year terms, unless terminated by either party upon thirty (30) days notice.
          (b) Termination. The Company may terminate this Agreement (upon thirty (30) days written notice to Manager) in the event of the payment of a Transaction Fee on account of a Transaction not reasonably characterized as an infusion of additional equity into the Company or any recapitalization of the Company. Such right of the Company to terminate the Agreement would therefore arise in the event of the payment of a Transaction Fee on account of a merger, exchange or sale of all or substantially all of the assets, business or securities of the Company, the change of control of the Company or going private of the Company. Moreover, this Agreement may be terminated at any time, upon the mutual written agreement of the parties hereto. In addition, either party may terminate this Agreement for cause in the event the other party materially breaches its duties and obligations under the terms of this Agreement or is in default of any of its obligations hereunder, which breach or default is incapable of cure, or if capable of being cured, has not been cured within thirty (30) days after receipt of written notice from the non-defaulting party or within such additional period of time as the non-defaulting party may authorize in writing. In order to determine whether the Manager has materially breached or is in default of any of its duties and obligations hereunder, a two thirds (2/3) vote of the Independent Members of the Board of Directors of the Company shall be required, which for purposes of this Agreement shall mean a determination by all of the members of the Board of Directors of the Company other than those affiliated with Manager.

     8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth below or such other future address as may be specified by any party by notice to all of the other parties. Such communications may also be given by personal delivery, by facsimile or by regular mail (and, additionally, by e-mail, as indicated), but shall be effective only if and when actually received.
     If to the Company, at:
Sunair Services Corporation.
595 South Federal Highway, Suite 500
Boca Raton, Florida 33432
and at:
Chuck Steinmetz: lynlil@aol.com
John Hayes: jhayes@sunairservices.com
Fax: 561-955-7333
     If to Manager, at:
RPC Financial Advisors, LLC
595 South Federal Highway, Suite 500
Boca Raton, FL 33432
Fax: 561-955-7333
     9. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon execution and delivery of a written agreement executed by the parties hereto.
     10. Miscellaneous.
          (a) Disputes. Any dispute, controversy or claim arising between the Manager and the Company arising out of or relating to this Agreement, including, without limitation, any question regarding the Monthly Management Fee or the Fee on sale of the Company, or the existence, validity, termination, interpretation of any term hereof or either party’s performance obligations hereunder shall be finally settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”) in effect at the time of the arbitration (the “Arbitration Rules”). The AAA shall be the appointing authority and responsible for administering any arbitration hereunder in accordance with the Arbitration Rules. The place of arbitration shall be in Broward County, Florida. The language of the arbitration shall be

English. The arbitration shall be conducted by a single arbitrator who shall be a professional, legal or otherwise but shall not be, or have previously been associated with any party to this Agreement (the “Arbitrator”). The arbitral award shall be final, binding and non-appealable. Any award rendered by the Arbitrator may be confirmed, judgment upon any award rendered may be entered and such award or the judgment thereon may be enforced or executed upon, by any court having jurisdiction over any of the parties or their respective assets. The Arbitrator’s award must be reasoned and issued in writing within thirty (30) days of the hearing, unless otherwise agreed to by the Manager and the Company.
          (b) Binding Effect and Assignment. The provisions hereof shall be binding upon, inure to the benefit of and shall be enforceable by the parties and their respective heirs, personal representatives, successors and permitted assigns. This Agreement may not be assigned without the prior written consent of the parties hereto.
          (c) Entire Agreement. This Agreement and the additional documents referenced herein merge all prior negotiations and agreements between the parties relating to the subject matter hereof and constitute the entire agreement between the parties relating to such subject matter. No prior or contemporaneous agreements, except as specified herein, written or oral, relating to such subject matter shall be binding.
          (d) Further Assurances. Each party hereto specifically covenants and agrees that it will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the provisions of this Agreement.
          (e) Counterparts. This Agreement may be executed simultaneously in multiple counterparts, all of which together shall constitute one and the same instrument.
          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Management Services Agreement to be signed by its duly authorized officer as of the date first written above.

SUNAIR SERVICES CORPORATION
By:	/s/ John Hayes
	Name:	John Hayes
	Title:	CEO

RPC FINANCIAL ADVISORS, LLC
By:	/s/ Richard C. Rochon
	Name:	Richard C. Rochon
	Title:	Managing Partner